UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 20, 2010

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01.  Other Events

On July 20, 2010 the Board of Directors of Value Line, Inc. (“Value Line”) approved a transaction involving its wholly owned subsidiaries EULAV Asset Management, LLC (“EULAV”), the investment adviser to the Value Line Mutual Funds (the “Value Line Funds”) and certain separate  accounts, and EULAV Securities, Inc. (“ESI”), the distributor of the Value Line Funds.  Completion of the transaction is subject to various conditions described below.  If the transaction is completed, Value Line will contribute all of the outstanding stock of ESI to EULAV, EULAV will be converted to a Delaware statutory trust named EULAV Asset Management (“EAM”), Value Line will restructure its ownership of EAM so that it has no voting authority with respect to the election or removal of the trustees of EAM and retains only interests in the revenues and residual profits of EAM and EAM will grant residual profits interests to five individuals selected by the independent directors of Value Line.

Upon completion of the transaction the business and affairs of EAM will be managed by five individuals and a non-voting Delaware resident who are trustees (collectively the “Trustees”) and by its officers to the extent authorized by the Trustees.  The Trustees will be elected by the five shareholders, each of which will own voting profits interests in EAM having a 20% vote in the election of Trustees.  Value Line will hold non-voting interests that entitle Value Line to receive a range of 41% to 55% of EAM’s revenues (excluding distribution revenues) from EAM’s mutual fund and separate account business.  In addition, Value Line will receive 50% of the residual profits of EAM (subject to temporary increase in certain limited circumstances).  The voting profits interests shareholders will receive the other 50% of residual profits of EAM.  EAM will elect to be taxed as a pass-through entity similar to a partnership.

EAM is authorized as part of the transaction to use the name “Value Line” for the 14 existing mutual funds for which EULAV currently serves as the investment adviser.

Mitchell Appel, president of ESI and EULAV as well as of each of the Value Line Funds, and Chief Financial Officer and a director of Value Line, will be one of the voting profits interests shareholders and the first Chief Executive Officer of EAM.  He will resign his positions with Value Line upon closing of the transaction.

  The transaction is subject to approval of new investment advisory agreements with the Value Line Funds by the shareholders of the Value Line Funds which will not differ in substance from the current investment advisory agreements and to entry into the trust agreement.  The Value Line Board and the Board of each of the Value Line Funds have approved this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.
(Registrant)

By:	/s/ Howard A. Brecher
Howard A. Brecher
Acting Chairman & Acting Chief Executive Officer

Date:  July 23, 2010